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                                    EXHIBIT
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                      Consent of Independent Accountants


                      CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Massachusetts Mutual Life Insurance Company

We consent to the inclusion in this Post-Effective Amendment No. 1 to the Registration Statement of Massachusetts Mutual Variable Life Separate Account I (Strategic Group Variable Universal Life Universal segment) on Form S-6 (Registration No. 333-22557), of our report, dated February 3, 1998 on our audit of Massachusetts Mutual Variable Life Separate Account I (Strategic Group Variable Universal Life segment), and of our report dated February 6, 1998 on our audits of the statutory financial statement), and of our report dated February 6, 1998 on our audits of the statutory financial statements of Massachusetts Mutual Life Insurance Company, which includes explanatory paragraphs relating to the use of statutory accounting practices, which differ from generally accepted accounting principles. We also consent to the reference to our Firm under the caption "Experts."

                                                 Coopers & Lybrand L.L.P.

Springfield, Massachusetts
April 24, 1998


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